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                                                                  EXHIBIT 5.1


                          PILLSBURY MADISON & SUTRO LLP
                              235 Montgomery Street
                             San Francisco, CA 94104
                               Tel: (415) 983-1000


                                  July 24, 1998




S3 Incorporated
2801 Mission College Boulevard
Santa Clara, CA  95052


         Re:      Registration Statement on Form S-8


Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by S3 Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 1,400,000 shares of the Company's Common Stock issuable pursuant to the Company's 1993 Employee Stock Purchase Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,



                                /s/ PILLSBURY MADISON & SUTRO LLP


[E-01976]